EX 16.1

S/G SADLERGIBB

& ASSOCIATES, LLC

CERTIFIED PUBLIC ACCOUNTANTS

October 2, 2015

Securities and Exchange Commission

100F Street, N.W.

Washington, D.C. 20549

Re: FormCap Corp

We have read the statements of Formcap Corp. included uder Item 4.01 of Form 8-K dated October 2, 2015 and agree with such statements as far as they pertain to our firm.

Sincerely,

/s/Sadler, Gibb & Associates, LLC

Sadler, Gibb & Associates, LLC